Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 1 to Form SB-2 Registration Statement of Cano Petroleum, Inc. of our report, dated August 25, 2005, except for Note 11, as to which the date is September 19, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP
Hein & Associates LLP
Dallas, TX
January 27, 2006